                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated April 1, 1999, is by and between CADMUS COMMUNICATIONS CORPORATION, a Virginia corporation ("Cadmus"), MELHAM U.S. INC., a Delaware corporation ("Melham US"), PURICO (IOM) LIMITED, an Isle of Man company ("Purico"), and PAUL F. MACK ("Mack" and together with Melham US and Purico, the "Sellers").

     WHEREAS, Cadmus and Sellers have entered into a Stock Purchase Agreement, dated April 1, 1999, (the "Purchase Agreement") pursuant to which Sellers have agreed to sell and Cadmus has agreed to purchase all of the issued and outstanding stock and warrants of Melham Holdings, Inc., a Delaware corporation; and

     WHEREAS, the Purchase Agreement provides that Cadmus shall register the shares of common stock of Cadmus, $0.50 par value per share ("Cadmus Common Stock") received by Sellers pursuant to the Purchase Agreement.

     NOW THEREFORE, in consideration of the premises and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Definitions.
               ------------

     As used in this Agreement, all undefined terms shall have the meaning given to them in the Purchase Agreement and, unless the context otherwise requires, the following terms shall have the following respective meanings:

          "Commission" means the Securities and Exchange Commission.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

          "Person" means any individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Registrable Securities" shall mean the 1,161,585 shares of Cadmus Common Stock originally issued to the Sellers, and any securities issued or issuable with respect to any such Cadmus Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, until (i) the date on which such Cadmus Common Stock has been effectively registered under the Securities Act and disposed of pursuant to an effective registration statement,
(ii) the date on which all of such Cadmus Common Stock is saleable pursuant to Rule 144 (k) under the Securities Act (or any similar provision then in effect), or (iii) the date on which such Cadmus Common Stock ceases to be outstanding.

          "Registration Expenses" shall mean all expenses incident to Cadmus's performance of or compliance with this Agreement, including, without limitation, all registration, filing and listing fees, all fees and expenses of complying with federal or state securities laws with respect to the initial registration of Cadmus Common Stock and maintaining the effectiveness of such registration, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and expenses of counsel for Cadmus and of Cadmus's independent auditors, including the expenses of any opinions of counsel for Cadmus in connection with the Sellers' sale of Registrable Securities under the registration statement required under this Agreement, and premiums and other costs of insurance policies obtained by Cadmus against liabilities arising out of any registration effected pursuant to this Agreement.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

          2.   Piggy-Back Registration under the Securities Act.
               -------------------------------------------------

               a.   Right to Include Registrable Securities.  If Cadmus, at any
                    ---------------------------------------
time beginning on the first anniversary of the date hereof and ending on the second anniversary of the date hereof, proposes to register any of its securities under the Securities Act (other than by a registration on Form S-4, Form S-8 or any successor or similar form), whether or not for sale for its own account, it will at each such time give written notice to all Sellers of its intention to do so and of such Sellers rights under this Section 2(a) promptly
                                                         ------------
thereafter (but in no event later than 45 days prior to the date such registration statement is filed with Commission). Upon the written request of any such Seller made within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Seller and the intended method of disposition thereof), Cadmus will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities of such Seller which Cadmus has been so requested to register by the Sellers, to the extent requisite to permit the disposition by such Seller (in accordance with the intended methods thereof) of the Registrable Securities so to be registered, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Cadmus shall determine for any reason not to register or to delay registration of such securities, Cadmus may, at its election, give written notice of such determination to each Seller requesting registration of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.

     The Sellers shall provide Cadmus with customary information regarding the intended disposition of the Registrable Securities and other information required to enable Cadmus to effect the registration.

          b.   Apportionment in Piggy-Back Registrations.  If (i) a registration
               -----------------------------------------
pursuant to this Section 2 involves an underwritten offering of the securities
                 ---------
being registered, whether or not for sale for the account of Cadmus, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized national or regional standing under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter of such underwritten offering shall inform Cadmus and the Sellers requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering or that the inclusion would adversely affect the marketing of the securities to be sold by Cadmus therein, then Cadmus may include all securities proposed by Cadmus to be sold for its own account and may decrease the number of Registrable Securities and other securities of Cadmus so proposed to be sold and so requested by Sellers to be included in such registration pro rata on the basis of the percentage of the securities of Cadmus held by the Sellers requesting registration of such Registrable Securities and such other securities) to the extent necessary to reduce the number of securities to be included in the registration to the level recommended by the managing underwriter (it being understood that if securities are being offered for the account of any person or entity other than Cadmus, then the proportion by which the amount of Registrable Securities intended to be offered for the account of any Seller is reduced shall not exceed the proportion by which the amount of securities to be offered for the account of such other person or entity is reduced).

          c.   Expenses.  Cadmus will pay all Registration Expenses in
               --------
connection with the registration of the Registrable Securities pursuant to this Agreement.

          d.   Effective Registration Statement.  The registration required
               --------------------------------
pursuant to this Agreement shall not be deemed to have been effected unless a registration statement under the Securities Act, for an offering of the Registrable Securities has become effective in accordance with Section 2(e)
                                                               ------------
hereof.

          e.   Registration Procedures.  If and whenever Cadmus is under an
               -----------------------
obligation pursuant to the provisions of this Agreement to effect the registration of the Registrable Securities, Cadmus shall, as expeditiously as practicable, use its reasonable efforts to:

               (i) Prepare and file with the Commission the registration statement specified herein with respect to such securities and cause such registration statement to become effective in accordance with Section 2(e)(ii) hereof; provided that
                                         ----------------
                      the Company may discontinue any registration of its securities which are not Registrable Securities and, under the circumstances specified in Section 2(a), its securities
                                                 ------------
                      which are Registrable Securities at any time prior to the effective date of the registration statement relating thereto;

               (ii) Until such time as the Sellers have satisfied the holding period requirements of Rule 144(k) under the Securities Act, prepare and file with the Commission all amendments and supplements to such registration statement, and the prospectus used in connection therewith, take all other action and make all other filings as are required to update such registration statement or prospectus, as the case may be, and comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement;

               (iii) Furnish to the Sellers such number of conformed copies of such registration statement, each such amendment and supplement thereto, including such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus, and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Sellers may reasonably request;

               (iv) Until such time as the Sellers have satisfied the holding period requirements of Rule 144(k) under the Securities Act, use its reasonable efforts to register, or obtain exemption from registration or qualification for, all Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Sellers shall reasonably request, to update such registration, qualification or exemption and take any other action which may be reasonably necessary or advisable to enable the Sellers to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Sellers, except that Cadmus shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 2(e)(iv) be
                                                           ----------------
                      obligated to be so qualified, to consent to general service of process in any such jurisdiction or to comply with any requirement or condition to registration or qualification which would impose an unreasonable burden on Cadmus or any of its officers, directors or shareholders;

               (v) Cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Sellers to consummate the disposition of such Registrable Securities;

               (vi) Provide and cause to be maintained a transfer agent for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

               (vii) List all Registrable Securities covered by such registration statement on any securities exchange or automated trading system on which any of the shares of Cadmus Common Stock is then listed;

               (viii) Advise the Sellers, and, if requested by the Sellers, confirm such advice in writing, when a registration statement and any amendment thereto has been filed with the Commission and when the registration statement or any post-effective amendment thereto has become effective;

               (ix) Notify each Seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such Seller promptly prepare to furnish to such Seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and

               (x) Otherwise comply with all applicable rules and regulations of the Commission, and will furnish to each such Seller at least two business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such Seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder.

     Cadmus may require the Sellers, as a condition precedent to including each Seller Registrable Securities in any registration, to furnish to Cadmus within 10 business days after written request for such information has been made by Cadmus, such customary information regarding the Sellers and the distribution of such securities as Cadmus may from time to time reasonably request for inclusion in such registration statement and such other information as may be necessary or advisable in the reasonable opinion of Cadmus and its counsel, in connection with such registration statement. The Sellers shall not be entitled to use the prospectus unless and until they shall have furnished the information required by this paragraph and all such information required to be disclosed in order to make the information previously furnished to Cadmus by the Sellers not materially misleading.

     Each Seller agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (ix) of this Section
                                                                         -------
2(e), such Seller will keep the fact of such notice confidential, forthwith
----
discontinue such Seller's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Seller's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (ix) of this Section 2(e) and, if so directed by the
                                         ------------
Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Sales of such Registrable Securities pursuant to a registration statement shall only be made in the manner set forth in such currently effective registration statement.

          f.   Incidental Underwritten Offerings.  If Cadmus at any time
               ---------------------------------
proposes to register any of its securities under the Securities Act as contemplated by Section 2(a) and such securities are to be distributed by or
                ------------
through one or more underwriters, Cadmus will, if requested by any Seller as provided in Section 2(a) and subject to the provisions of Section 2(b), arrange
            ------------                                  ------------
for such underwriters to include all the Registrable Securities to be offered and sold by such Seller among the securities to be distributed by such underwriters. The Sellers requesting registration of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between Cadmus and such underwriters, including representations, warranties, or agreements regarding such Seller, such Seller's Registrable Securities and such Seller's intended method of distribution, any other information supplied by such Seller to Cadmus for use in the Registration Statement and any other representation required by law, but only to the extent that is customary for such an underwriting agreement.

               g.   Holdback Agreements.
                    -------------------

                    (i) Each Seller requesting registration of Registrable Securities agrees, if so required by the managing underwriter, not to effect any sale or distribution of any equity securities of the Company during the five days prior to and the 90-day period (or such shorter period agreed to by the underwriter) beginning on the effective date of any underwritten registration pursuant to Section 2 hereof in which Registrable
                                     ---------
                         Securities are included (except as part of such underwritten registration).

                    (ii) Cadmus agrees not to effect any sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the five days prior to and during the 90-day period beginning on the effective date of any underwritten registration pursuant to Section 2
                                                                   ---------
                         hereof (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form).

          3.   Preparation; Reasonable Investigation. In connection with the
               --------------------------------------
preparation and filing of the registration statement pursuant to this Agreement, Cadmus will give the Sellers and their counsel the opportunity to participate in the preparation of such registration statement to the extent necessary, in the opinion of the Sellers' counsel to conduct a reasonable investigation within the meaning of the Securities Act, provided that Cadmus may condition its disclosure of information upon receipt of agreements in form acceptable to counsel to Cadmus restricting trading by such holders in violation of applicable securities laws and containing usual and customary confidentiality provisions.

          4.   Indemnification.
               ----------------

               a.   Indemnification by Cadmus. Cadmus will, and hereby does,
                    -------------------------

indemnify and hold harmless the Sellers in selling Registrable Securities covered by the registration statement required under this Agreement, the directors, officers, employees, agents and affiliates of Sellers and each other Person, if any, who control the Sellers within the meaning of the Securities Act or the Exchange Act (the "Sellers Indemnified Parties"), against any losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof), joint or several, to which the Sellers Indemnified Parties may become subject under the Securities Act, the Exchange Act, state securities or blue sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained (or incorporated by reference) in the registration statement (or any amendment or supplement thereto) under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Cadmus will reimburse the Sellers Indemnified Parties for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that
                                                                 --------
the indemnity agreement contained in this Section 4 shall not apply to amounts
                                          ---------
paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Cadmus (which consent shall not be unreasonably withheld) nor shall Cadmus be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Cadmus by the Sellers or its agents or representatives specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Sellers or any such controlling Person of the Sellers Indemnified Parties and shall survive the transfer of such Registrable Securities by the Sellers.

               b.   Indemnification by the Sellers. The Sellers, jointly and
                    ------------------------------

severally, will, and hereby do, indemnify and hold harmless Cadmus in selling Registrable Securities covered by the registration statement required under this Agreement, Cadmus's directors, officers, employees, agents and affiliates and each other Person, if any, who controls Cadmus within the meaning of the Securities Act or the Exchange Act, (the "Cadmus Indemnified Parties") against any losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof), joint or several, to which the Cadmus Indemnified Parties may become subject under the Securities Act, the Exchange Act, state securities or blue sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained (or incorporated by reference) in the registration statement (or any amendment or supplement thereto) under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Cadmus by the Sellers or their agents or representatives specifically for use in the preparation thereof, and the Sellers, jointly and severally, will reimburse the Cadmus Indemnified Parties for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, the indemnity contained in this Section
                                                                         -------
4 shall not apply to amounts paid in settlement of any such loss, claim, damage,
-
liability or action if such settlement is effected without the consent of Sellers (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Cadmus Indemnifying Parties and shall survive the transfer of such Registrable Securities by the Sellers.

               c.   Notices of Claims; Right to Assume Defense. Promptly after
                    ------------------------------------------

receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this
Section 4, such indemnified party will, if a claim in respect thereof is to be
---------
made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party
                             --------
to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 4, except to
                                                         ---------
the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation (unless the indemnified party reasonably concludes that there may be different defenses available to it, in which case the indemnified party shall be indemnified for the reasonable expenses incurred in retaining separate legal counsel). No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

               d.   Other Indemnification. Indemnification similar to that
                    ---------------------
specified in the preceding subdivisions of this Section 4 (with appropriate
                                                ---------
modifications) shall be given by Cadmus and the Sellers with respect to any required registration or other qualification of

Registrable Securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

               e.   Contribution. If the indemnification provided for in this
                    ------------
Section 4 is for any reason unavailable or insufficient to hold harmless an
---------
indemnified party under Section 4(a), Section 4(b) or Section 4(c), then the
                        ------------  ------------    ------------
indemnifying party shall contribute the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in this Section 4 in such proportion as is appropriate to reflect
                    ---------
the relative fault of Cadmus on the one hand and the Sellers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Cadmus or the Sellers and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise, unless the failure to give notice is prejudicial to such party from whom contribution may be sought.

          5.   Rule 144 Requirements. Whenever any Seller is able to reasonably
               ---------------------
demonstrate to Cadmus (and its counsel) that the provisions of Rule 144(k) under the Securities Act are available to it, such Sellers shall be entitled to receive from Cadmus, at Cadmus's expense, a new certificate that does not bear the restrictive legend set forth in Section 3.34(h) of the Purchase Agreement.
                                    ---------------

          6.   Notices. All notices, requests, claims, demands and other
               -------
communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or, if mailed, ten (10) business days after being mailed by United States first-class, certified or registered mail, postage prepaid, or, if sent by overnight delivery by a nationally recognized courier such as DHL, Federal Express or United Parcel Service, two (2) business days after deposit with such courier, or, if sent by telecopy, upon confirmation of receipt, to the other party at the following address (or at such other address as shall be given in writing by any party to the other):

If to Buyer:   Cadmus Communications Corporation
               6620 West Broad Street

                    Richmond, Virginia  23230
                    Attention:  Bruce V. Thomas
                                Chief Financial Officer
                    Telephone:  (804) 287-5690
                    Facsimile:  (804) 287-5683

With a copy to:     Hunton & Williams
                    Riverfront Plaza, East Tower
                    951 East Byrd Street
                    Richmond, Virginia  23219-4074
                    Telephone:  (804) 788-8464
                    Facsimile:  (804) 788-8218
                    Attention:  T. Justin Moore, III, Esq.


If to the Sellers:  Purico (IOM) Limited
                    P.O. Box 16
                    Analyst House
                    20-26 Peel Road
                    Douglas
                    Isle of Man
                    IM99 IAP
                    Facsimile No.:  44-1624-629-983
                    Attention:  President

                    Melham U.S. Inc.
                    c/o Mack Printing Group
                    1991 Northampton Street
                    Easton, PA 18042-3189
                    Attention:  President
                    Facsimile No.:  (610) 250-7285

                    Paul F. Mack
                    3580 Magnolia Drive
                    Easton, Pennsylvania 18045

With a copy to:     Dechert Price & Rhoads
                    4000 Bell Atlantic Tower
                    1717 Arch Street
                    Philadelphia, Pennsylvania 19103-2793
                    Telephone:  (215) 994-4000
                    Facsimile:  (215) 994-2222

                    Attention: Christopher G. Karras, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          7.   Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the Commonwealth of Virginia without regard to its conflicts of laws principles or rules.

          8.   Descriptive Headings. The descriptive headings herein are
               --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          9.   Counterparts. This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          10.  Severability. If any term or other provision of this Agreement is
               ------------
invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effectuate the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          11.  Amendment. This Agreement may be amended by action taken by the
               ---------
Buyer and the Sellers; provided that no amendment to this Agreement shall be
                       --------
made except by an instrument in writing signed on behalf of all of the parties.

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the day and year first above written.


                                        BUYER:

                                        CADMUS COMMUNICATIONS CORPORATION


                                        By: /s/ Bruce V. Thomas
                                           -------------------------------------
                                           Name:  Bruce V. Thomas
                                           Title: Senior Vice President,
                                                  Finance and Administration



                                        SELLERS:

                                        MELHAM U.S. INC.


                                        By: /s/ Scott E. M. DeNardo
                                           -------------------------------------
                                           Name:  Scott E. M. DeNardo
                                           Title: Secretary



                                        PURICO (IOM) LIMITED


                                        By: /s/ Steven H. Smith
                                           -------------------------------------
                                           Name:  Steven H. Smith
                                           Title: Attorney-in-Fact


                                        /s/ Paul F. Mack
                                        ----------------------------------------
                                        PAUL F. MACK

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